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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of BostonFed Bancorp, Inc. on Form S-4 of our report dated January 20, 2000, incorporated by reference in the Annual Report on Form 10-K of BostonFed Bancorp, Inc. for the year ended December 31, 1999 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ KPMG LLP


Boston, Massachusetts
February 5, 2001